SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2002

BROADCOM CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	000-23993	33-0480482

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16215 Alton Parkway, Irvine, California 92618

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 450-8700

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 5. Other Events
SIGNATURE

Item 5. Other Events

On October 17, 2002 Broadcom Corporation (Nasdaq: BRCM) reported financial results for the third fiscal quarter ended September 30, 2002. Net revenue for the third quarter of 2002 was $290.0 million, an increase of 12.3% over the $258.2 million reported for the second quarter of 2002 and an increase of 35.8% from the $213.6 million reported for the third quarter of 2001. Net loss for the third quarter of 2002 was $183.3 million, or $.68 per share (basic and diluted), compared with a net loss of $129.4 million, or $.49 per share (basic and diluted), for the second quarter of 2002, and a net loss of $1,619 million, or $6.36 per share (basic and diluted), for the third quarter of 2001. Net loss per share for the third quarter of 2002 was based on 270.1 million weighted average shares outstanding (basic and diluted), compared with 265.4 million weighted average shares outstanding (basic and diluted) for the second quarter of 2002 and 254.5 million weighted average shares outstanding (basic and diluted) for the third quarter of 2001.

Net revenue for the nine months ended September 30, 2002 was $787.0 million, an increase of 7.1% over the $735.0 million reported for the nine months ended September 30, 2001. Net loss for the nine months ended September 30, 2002 was $478.7 million, or $1.80 per share (basic and diluted), compared with a net loss of $2,412 million, or $9.57 per share (basic and diluted), for the nine months ended September 30, 2001. Net loss per share for the nine months ended September 30, 2002 was based on 265.8 million weighted average shares outstanding (basic and diluted), compared to 252.2 million weighted average shares outstanding (basic and diluted) for the nine months ended September 30, 2001.

Losses in the 2001 periods include charges for the amortization of goodwill and certain intangible assets. Beginning with the first quarter of 2002, goodwill and intangible assets that are deemed to have indefinite lives are no longer amortized but are subject to annual impairment tests under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Had this standard been in effect for the 2001 periods, the net loss for the third quarter of 2001 would have been $1,410 million, or $5.54 per share (basic and diluted), and the net loss for the nine months ended September 30, 2001 would have been $1,795 million, or $7.12 per share (basic and diluted).

2

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADCOM CORPORATION, CORPORATION, a California corporation

October 21, 2002	By:	/s/ WILLIAM J. RUEHLE

William J. Ruehle

Vice President and Chief Financial Officer

(Principal Financial Officer)

/s/ BRUCE E. KIDDOO

Bruce E. Kiddoo

Corporate Controller and Director of Finance

(Principal Accounting Officer)

3

BROADCOM CORPORATION
Unaudited GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2002	2001	2002	2001

Net revenue	$290,000	$213,591	$787,003	$735,000

Cost of revenue (1)	161,627	129,832	439,326	425,348

Gross profit	128,373	83,759	347,677	309,652

Operating expense:

Research and development (2) (3)	118,338	111,406	344,759	337,010

Selling, general and administrative (2) (3)	42,359	35,599	123,440	113,823

Stock-based compensation (4)	80,453	106,941	263,613	356,915

Amortization of purchased intangible assets (4)	5,904	7,162	17,154	20,161

Restructuring costs	27,043	16,046	31,865	34,281

Impairment of goodwill	—	1,181,649	—	1,181,649

Amortization of goodwill (4)	—	209,551	—	616,921

In-process research and development (4)	—	—	—	109,710

Litigation settlement costs	3,000	—	3,000	3,000

Loss from operations	(148,724)	(1,584,595)	(436,154)	(2,463,818)

Interest income, net	3,109	4,228	9,862	18,863

Other expense, net	(31,596)	(32,849)	(35,515)	(34,236)

Loss before income taxes	(177,211)	(1,613,216)	(461,807)	(2,479,191)

Provision (benefit) for income taxes	6,049	6,000	16,938	(66,729)

Net loss	$(183,260)	$(1,619,216)	$(478,745)	$(2,412,462)

Basic and diluted loss per share	$(.68)	$(6.36)	$(1.80)	$(9.57)

Weighted average shares (basic and diluted)	270,104	254,524	265,820	252,204

Notes:

(1) Cost of revenue includes the following:

Stock-based compensation expense	$3,243	$3,436	$9,922	$12,551

Amortization of purchased intangible assets	14,612	13,387	41,419	38,353

Payroll tax expense on certain stock option exercises	14	9	40	171

	$17,869	$16,832	$51,381	$51,075

(2) Stock-based compensation expense is excluded from the following:

Research and development expense	$57,772	$69,680	$182,565	$233,493

Selling, general and administrative expense	22,681	37,261	81,048	123,422

	$80,453	$106,941	$263,613	$356,915

Amortization of purchased intangible assets is excluded from the following:

Research and development expense	$4,762	$6,939	$14,826	$19,505

Selling, general and administrative expense	1,142	223	2,328	656

	$5,904	$7,162	$17,154	$20,161

(3) Employer payroll tax expense on certain stock option exercises is included in the following:

Research and development expense	$45	$195	$378	$1,204

Selling, general and administrative expense	19	134	146	857

	$64	$329	$524	$2,061

(4) Represents non-cash acquisition-related expenses charged to operations.

4

BROADCOM CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2002	2001

ASSETS

Current assets:

Cash and cash equivalents	$392,468	$403,758

Short-term marketable securities	181,195	136,028

Accounts receivable, net	111,347	57,187

Inventory	39,062	22,267

Deferred taxes	13,651	13,651

Prepaid expenses and other current assets	50,003	40,840

Total current assets	787,726	673,731

Property and equipment, net	164,965	157,336

Long-term marketable securities	47,059	109,767

Deferred taxes	272,300	275,916

Goodwill, net	2,437,308	2,241,632

Purchased intangible assets, net	43,881	97,108

Other assets	31,233	67,808

Total assets	$3,784,472	$3,623,298

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$191,615	$103,032

Wages and related benefits	41,619	35,839

Deferred revenue	17,042	29,495

Accrued liabilities	205,399	129,476

Short-term debt and current portion of long-term debt	115,786	114,040

Total current liabilities	571,461	411,882

Long-term debt, less current portion	2,295	4,006

Shareholders’ equity	3,210,716	3,207,410

Total liabilities and shareholders’ equity	$3,784,472	$3,623,298

5